UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 31, 2008

Commission file number: 000-23687

STOCKHOUSE INC.
(Exact name of small business issuer as specified in its charter)

Colorado	84-1379282
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

Suite 500-750 West Pender Street, Vancouver, British Columbia, V6C 2T7
(Address of principal executive offices)

(604) 331-0995
(Issuer's telephone number)

Stockgroup Information Systems Inc.
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Change in management team

As of October 31, 2008, Karl Buhr, Chief Operating Officer’s employment agreement with the Company has been terminated. Mr. Buhr has waived his notice period and severance requirements. Mr. Buhr has signed a new employment agreement in the capacity of Advisor and will work for the Company a minimum of four days per month. Mr. Buhr will be granted 200,000 stock options and be paid $5,000 per month and a one time bonus up to $10,000 if certain conditions are met.

Item 7.01. Regulation FD Disclosure

The disclosure in Item 5.02 is responsive to this item and is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STOCKHOUSE INC.

By:

/s/ Marcus New
Marcus New
President and Chief Executive Officer
November 3, 2008